EXHIBIT 99.1

Talk America To Announce First Quarter Financial Results
Revenue and EBITDA to Exceed Guidance

RESTON, VA—April 19, 2005-- Talk America (NASDAQ: TALK), a leading competitive communications provider, today announced that Talk America management will host a conference call to discuss the first quarter 2005 operating results at 5:00 p.m. ET on Tuesday, April 26, 2005. The call can be accessed by dialing the following: US 888-391-0231, International, 212-676-5404. A replay of the call will be available through 7:00 p.m. ET on May 3, 2005 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21244516.

Talk America expects to exceed its previously announced revenue guidance of $113 to $118 million and EBITDA guidance of $18 to $20 million for the first quarter 2005.

Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com.

About Talk America
Talk America is a leading competitive communications provider that offers phone services and high speed internet access to both residential and business customers. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2004, filed March 16, 2005, as amended by our Form 10-K/A filed March 30, 2005, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

Contact:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com